/stamp/ Twenty Rupees / India / 20RS

CONDITIONAL GRANT AGREEMENT

/stamp/ The embassy of India accepts no responsibility for the contents of this document.
/stamp/ Embassy of India / Consular Division / Washington, D.C.
This Agreement made this 30th day of October Two Thousand One between New Generation Motors Corporation having its registered office at 44645, Guilford Drive, Suite 201, Ashburn, Virginia 20147, U.S.A. (hereinafter referred to as "the Proposer" which expression shall unless it be repugnant to the subject or context thereof, include its successors as assigns).
AND
THE ICICI LIMITED, a public limited company incorporated under the Indian Companies Act, 1913 (7 of 1913) and having its registered office at ICICI Towers, Bandra Kurla Complex, Bandra (E), Mumbai 400 051 (hereinafter referred to as ICICI) acting for an on behalf of the President of India (hereinafter referred to as Government of India or GOI).
/stamp/ Illegible

WHEREAS

A.
A Memorandum of Understanding (hereinafter referred to as "the TDC MOU") has been executed on February 23, 1999 between ICICI Limited and the Government of United States of America acting through United States Agency for International Development (hereinafter referred to as "AID") for undertaking a Program for Technology Development and Commercialisation (TDC) which is designed to accelerate the pace and quality of technological development and its commercialisation for products and production processes having applications in industry, agriculture, health or other areas, with special emphasis on energy efficiency and green house gases (GHG) emissions mitigation.

B.
ICICI shall not have any present or future beneficial interest on the reflows and ICICI has agreed to manage and administer the same in accordance with the TDC MOU for the purpose of implementing TDC Program.

/stamp/ Embassy of India / Consular Division / Washington, D.C.
/stamp/ The embassy of India accepts no responsibility for the contents of this document.

C.
The Proposer has heretofore submitted to ICICI - TDC a loan proposal (hereinafter called "the Proposal"). On the basis of the proposal, the borrower has applied to ICICI for financial assistance out of the TDC resources for carrying out the activities as stated in the proposal.

D.
In accordance with the provisions of the TDC MOU, the appropriate authority has examined and approved the proposal for financing out of the reflows and ICICI has agreed on behalf of GOI to provide financing for the implementation of the proposal on the terms and conditions hereinafter set forth.

NOW THEREFORE THE PARTIES HERETO AGREE AS FOLLOWS:

/stamp/ ICICI LTD.

A.	GENERAL

A1	The Proposer shall be bound as herein provided.

A2
The Proposal dated June 07, 2001 is incorporated by reference and made a part of this Agreement provided that if any provision of the said proposal is inconsistent with any other provision of this Agreement, the provisions otherwise set for in this Agreement shall prevail.

A3
All financial commitments, financial exchange and financial obligation would be only between the Proposer and ICICI, during the tenure of the agreement in the event of commercialisation or otherwise of the project in India and abroad.

B.	PROJECT FINANCING

/stamp/ The embassy of India accepts no responsibility for the contents of this document.
/stamp/ Embassy of India / Consular Division / Washington, D.C.

B1
ICICI hereby agrees to finance, by Conditional Grant, the implementation of the Proposal up to a maximum sum of US$ 700,000 or 50% of the actual expenditure on the project, whichever is less. The Approved Proposal Budget as contemplated is set forth in Annex A hereto.

B1.	The portion of the actual expenditure on the project which ICICI provides to the Proposer by way of Conditional Grant shall hereinafter be described as “Conditional Grant’.

B2.	The Proposer shall provide in timely fashion his contribution as budgeted in Annex A and any additional finance required for the development of the Product.

B3
ICICI shall under no circumstances be liable for any loss, compensation or damage to the Proposer or any third party in connection with such project financing or Conditional Grant in any manner whatsoever.

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C.	PAYMENTS TO ICICI BY THE PROPOSER

C1	The Proposer shall inform ICICI in writing as soon as the Commercialisation takes place.

C2
The proposer upon successful commercialisation of the project shall make payment to the ICICI an amount equivalent to two hundred percent of conditional grant referred to in subsection B1 above, by way of fixed royalty on sales. "Successful Commercialization" is defined as achieving production and sales of the product developed by utilizing the assistance. The schedule as described in Annex B is based on the projected sales indicated in the proposal. In case the actual sales deviate substantially, the royalty schedule would be refixed accordingly.

/stamp/ The embassy of India accepts no responsibility for the contents of this document.
/stamp/ Embassy of India / Consular Division / Washington, D.C.

C3	i.
The Proposer shall not, without the prior written permission of ICICI, transfer by way of sale, lease, license or by conducting arrangement or any other manner whatsoever the Product or any improvement, modification, extension thereof, whether standing alone or incorporated into or co-joined with other products and patent rights if any, to any third party including their subsidiary, holding company/companies under the same management (collectively referred to as 'transferee')

ii.
In the event mentioned in sub section C3 i. above, the Proposer shall pay to ICICI the amount equivalent to 200 percent of the Conditional Grant on the basis of the maximum market price of such Product (and not the gross annual sales) as determined by ICICI.

iii.
If the Proposer receives a lumpsum payment from the transferee, then the Proposer shall immediately, but not later than7 days from the receipt of such payment, pay the amount equivalent to 200 percent of the Conditional Grant.

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iv.
In the event of the Proposer receiving payment in instalments from the transferee, the Proposer shall pay all such receipts to ICICI until a sum equivalent to 200 percent of the Conditional Grant is paid to ICICI. ICICI may require the Proposer to issue an irrevocable mandate or pay order to the transferee to make payments directly to ICICI a suitable term to this effect will be incorporated by the Proposer in any arrangement to be entered between the Proposer and the transferee.

C4	The total liability of the Proposer under sub-sections C2 and C3 above shall not exceed an amount equivalent to 200 percent of the total Conditional Grant disbursed to the Proposer.

/stamp/ The embassy of India accepts no responsibility for the contents of this document.
/stamp/ Embassy of India / Consular Division / Washington, D.C.

C5
Notwithstanding anything to the contrary contained heretoabove, the Proposer hereby specifically undertakes that if any part of the Conditional Grant or any goods or services financed therefrom are not supported by valid documentation or are not made or used in accordance with this Agreement notwithstanding the availability of any other remedies under this Agreement, ICICI shall have the option to require the Proposer to refund the amount of such Conditional Grant within 30 days from the date of demand.

C6	All the late payments shall bear interest @ 10% percent p.a. from the date of default until payment is received by the ICICI.

C7
The Conditional Grant and other monies in respect of the Conditional Grant shall be secured by a first charge on all the company's intellectual property/ patent and modifications therein resulting directly from the conditional grant funding in such form as may be required by ICICI. Any improvement, modification, extension thereof whether standing alone or incorporated into or cojoined with other products and patents thereof world also be covered under the security. The Company shall ensure all legal compliances as required under the law of the place where the said intellectual property in which security interest is created in favour of ICICI is registered and shall further take all necessary steps for perfection of the said security as required

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in law or otherwise to the satisfaction of ICICI. The Company shall duly intimate ICICI for any such compliances with respect to the perfection of the security interest so created in its intellectual property in favour of ICICI which is required to be undertaken by ICICI in capacity of Lender.

D	APPLICATION OF FUNDS

D1
The Conditional Grant shall be utilised by the Proposer for acquiring goods and services and for other expenses relating to the project in accordance with the procurement source and other requirements contained in Annex C hereto.

D2
Machinery or equipment purchased in whole or in part with the Conditional Grant shall belong to the Proposer, but shall nonetheless be clearly identified and used only for Proposal purpose, unless ICICI otherwise permits in writing. The Proposer shall insure and maintain all such equipment and machinery and shall exercise reasonable care in its use.

/stamp/ The embassy of India accepts no responsibility for the contents of this document.
/stamp/ Embassy of India / Consular Division / Washington, D.C.

D3	i.	The Proposer shall not sell, give on lease, license to conduct, mortgage, charge or otherwise dispose off the said machinery or equipment except with the prior permission in writing from ICICI.

ii.
In the event of the Proposer selling, giving on lease, licensing to conduct, mortgaging, charging or otherwise disposing off the machinery and equipment financed out of the Conditional Grant after obtaining such permission from ICICI to the extent of 200 percent of the Conditional Grant

iii.
If the Proposer elects to retain the machinery and equipment financed out of the Conditional Grant and intends to utilise the same for any purpose other than specified in the Proposal (after prior written permission of ICICI), if so required by ICICI, the Proposer shall be bound to pay to ICICI the fair market value thereof to be determined by

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an independent surveyor up to the maximum amount equivalent to 200 percent of the Conditional Grant.

iv.	Payment to be made by the Proposer under sub-sections D2 - ii & iii above shall set off against the Proposer's obligations under Sub-Sections C2 and/or C3 above.

D3
The Proposer shall make no long term financial commitments for leases, salaries, purchase of long lead items or otherwise for the project unless such proposed commitment has been clearly identified in the Proposal or has been approved in writing by ICICI subsequent to approval of the Proposal and prior to such proposed commitment.

/stamp/ The embassy of India accepts no responsibility for the contents of this document.
/stamp/ Embassy of India / Consular Division / Washington, D.C.

D4
Any identification taxes, tariff or duties charged by Government of India and Government of United States of America on any commodities (equipment, materials or other goods) or services or on the importation, manufacture, procurement or supply hence of which are financed by ICICI are to be borne by the Proposer and are not eligible for financing under this agreement.

D5
The Proposer shall utilise the Conditional Grant only in accordance with the Approved Proposal Budget (Annex A). Deviations in excess of 20 percent between the budget line items will require prior written approval of ICICI.

E	CONDUCT OF THE PROJECT

E1
The Proposer agrees to do the work set out in the proposal in accordance with good standards relevant to such undertakings and shall spend funds received hereunder only in accordance with such Proposal and the requirements of this Agreement.

E2	The Proposer shall bring in US$ 1,200,000 in a manner and schedule to be finalized in consultation with ICICI and on terms satisfactory to ICICI.

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E3
The Proposer shall not take any new project or expansion or make any investment or take assets or lease, in excess of US $ 200,000 without prior approval of ICICI during the currency of ICICI assistance.

E4
The Proposer undertakes in the form required by ICICI, whereby it shall take the responsibility for making arrangement satisfactory to ICICI for meeting shortfall, if any, in the resources of the company for completing the project. The funds brought in to meet the short fall in resources of the Proposer for completing the project shall be in form and manner and on such terms as may be required by ICICI.

/stamp/ The embassy of India accepts no responsibility for the contents of this document.
/stamp/ Embassy of India / Consular Division / Washington, D.C.

E5	The Proposer agrees to appoint key persons for the implementation of the Proposal in consultation with ICICI.

E6
The Proposer shall make sincere efforts to file patents and get approvals from concerned agencies for product(s)/processes developed under the project and subsequent development variations, modification etc. either in its name or jointly with other developer(s). All the costs related to filing patent and for the approvals will be borne by the Proposer; such costs are included in the total cost of the project.

F	REPORTING REQUIREMENTS

F1	The Proposer shall submit to ICICI, in writing the following reports:

a.	Half yearly fiscal report and technical report for each half-year ending on June 30 and December 31 in each year by July 31 and January 31 respectively.
b.	Summary Report (Final Report) within 60 days from the development of the Product and also following the Termination of this Agreement under Section I.

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F2	i.	The reports required in para F1 above shall be in form and substance to be prescribed by ICICI.

ii.	The Proposer shall provide, at its expense, briefings on the progress of the work hereunder within 15 days following request by ICICI.

F3	i.	The Proposer shall allow ICICI/USAID or their authorised representatives to audit or inspect the project, including the utilization of goods/ services, records/other documents relating to assistance.

/stamp/ The embassy of India accepts no responsibility for the contents of this document.
/stamp/ Embassy of India / Consular Division / Washington, D.C.

ii.
The Proposer undertakes to maintain proper books of accounts for utilization of TDC funds and the Proposer shall at the request of ICICI conduct an audit of the project each year till the completion of the Project and submit the report to ICICI within the time frame to be stipulated by ICICI. The cost of the audits shall be borne by the Proposer. The project books and records should be maintained for atleast three years after the date of last disbursement.

iii.
The Proposer submits periodic progress reports to ICICI and allows periodic visits by ICICI and USAID officers or their authorised representatives for monitoring the progress of the project and its operations.

G.           PUBLICATIONS

G1
Any publications of data or other information derived from the work hereunder, or any publication related to the work, but not including product literature or manuals, shall contain the following legend or approved equivalent:

"the work on which this (Article/Publication) is based was supported in part by a grant from the Government of India pursuant to the MoU between ICICI and USAID for Technology
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Development and Commercialization (TDC) Program. The views and information contained herein are those of the authors and not necessarily those of USAID or ICICI. The USAID or ICICI assume no liability for the contents of this document by virtue of the support given."

G2
To the extent so required to permit ICICI free dissemination of such publication or information which ICICI is privileged to disseminate the Proposer shall be deemed hereby to waive any claim with respect to such dissemination for infringement of any copyright it may have or may obtain.

G3	The Proposer shall furnish to ICICI two (2) copies of all publications resulting from work supported under this Agreement as soon as possible after publication.

/stamp/ The embassy of India accepts no responsibility for the contents of this document.
/stamp/ Embassy of India / Consular Division / Washington, D.C.

H.	PROPRIETARY INFORMATION

Proprietary information clearly identified as such submitted to ICICI in the Proposal, in any report specifically marked as confidential or secret shall be considered as confidential and ICICI shall make its best endeavour to preserve its confidentiality subject to qualifications mentioned herein. Provided however, that the aforesaid provision shall not apply to any information or material which is otherwise available in published literature or is a matter of general or specific knowledge in trade, industry or technical journal or which does not represent any proprietary information or ownership of the Proposer. Provided further that the disclosure by ICICI of such information to its staff members or other persons having access thereto for the purpose of evaluation or implementation of the proposal shall not constitute any breach or violation of the aforesaid but ICICI shall take reasonable precaution to ensure the confidentiality and non-disclosure by such person in their future dealings. Nothing contained in the forgoing shall restrict the right of ICICI to make public the fact that ICICI's support for the project, and the identification of the Proposer therein.

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I.	REVOCATION OF AGREEMENT

I1	ICICI may revoke this Agreement for any breach of default of terms and conditions of this Agreement by the Proposer. The Proposer shall be bound by the decision of ICICI.

I2.	Upon expiry of 30 days period from the date of receipt of notice of revocation, unless the Proposer has remedied the breach of default to the satisfaction of ICICI, this Agreement shall stand revoked.

/stamp/ The embassy of India accepts no responsibility for the contents of this document.
/stamp/ Embassy of India / Consular Division / Washington, D.C.

I3.
Notwithstanding any other provision in this Agreement to the contrary, ICICI shall not be obligated to provide any further financing after notice of revocation until and unless the said default is remedied and so demonstrated to the reasonable satisfaction of ICICI.

I4
After this Agreement stands revoked as aforesaid, all funds given to the Proposer as per sub-section B1 above shall forthwith become due and payable by the Proposer to ICICI notwithstanding anything to the contrary and it will not be necessary for ICICI to make a written demand for payment thereof. The Proposer shall be bound to repay such funds immediately upon such revocation, in US Dollars together with interest thereon at the rate stipulated under sub-section C6 above.

I5	The Proposer shall not be entitled to terminate this Agreement on his own account or to abandon or modify the Project without obtaining the prior written consent of ICICI.

J.	FINANCIAL RECORDS AND INSPECTION

J1
The Proposer shall maintain separate business and financial records and books of accounts for the work contemplated hereunder. Such books and records shall be maintained in accordance with generally accepted accounting principles and practices.

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J2	Books and records of the work contemplated hereunder shall show Proposer's contribution. Upon request by ICICI, the Proposer shall provide evidence of his compliance hereunder.

J3	The Proposer shall maintain and operate separate "No-Lien" bank account for the funds received under the Conditional Grant.

J4
ICICI or any person designated by ICICI may examine or cause to be examined through any agency the financial books, vouchers, records or any other documents of the Proposer relating to this Agreement and the implementation thereof at all reasonable times and intervals during the term of this Agreement or for a period of three years following last disbursement of Conditional Grant under this Agreement or so long as any payments are due by the Proposer to ICICI, whichever is later. All expenses and fees in connection with such examination will be borne by the Proposer and in case ICICI incurs any such expenditure, the same shall be immediately reimbursed by the Proposer. Until such reimbursement, the same shall earn interest at the rate stipulated in sub-section C6 above.

/stamp/ The embassy of India accepts no responsibility for the contents of this document.
/stamp/ Embassy of India / Consular Division / Washington, D.C.

J5
The right of ICICI or examination shall also extend to machinery and equipment purchased by the Proposer out of the Conditional Grant and the provision for expenses in sub-section J4 above will apply mutatis mutandis.

K	SUITS AGAINST ICICI BY THIRD PARTIES

K1
The Proposer shall defend all suits brought against ICICI and/or the Government of India, its officers or personnel, indemnify them for all liabilities and costs and otherwise hold them harmless on account of any and all claim, actions, suits, proceedings and the like arising out of or connected with or resulting from the performance of this Agreement by the Proposer or from the manufacture, sales distribution or use by the Proposer of the Product.

/stamp/ ICICI LTD.

K2
The Proposer agrees that persons employed by it in connection with the Proposal shall be deemed to be solely its own employees and that no relationship of master and servant shall be created between such employees and ICICI, either for purposes of tort liability, social benefits or for any other purpose. The Proposer shall indemnify ICICI and hold it harmless from court costs and legal fees and for any payment which ICICI may be obliged to make on a cause of action based upon an employee-employer relationship as aforesaid.

/stamp/ The embassy of India accepts no responsibility for the contents of this document.
/stamp/ Embassy of India / Consular Division / Washington, D.C.

L	MISCELLANEOUS CONDITIONS

L1
ICICI makes no representation, by virtue of its financing the work hereunder or receiving any payments, as to the safety, value or utility of the Product, of the work undertaken, nor shall the fact of participation of ICICI, its financing or exercise of its rights hereunder be deemed an endorsement of the Product or of the Proposer, nor shall the name of ICICI be used for any commercial purpose or be publicised in any way by the Proposer except within the strict limits of this Agreement. ICICI assumes no obligation or liability in connection with this Agreement or implementation thereof or the project or Product.

L2	Any patent that may arise from the development efforts should be registered in the name of the Proposer only.

L3
The Proposer may not assign this Agreement or any of the work undertaken pursuant to it without the prior written consent of ICICI. No claim for compensation damages or otherwise shall be entertained by ICICI from the Proposer or any person claiming from or under them.

L4	In the event that potentially useful products or processes are developed as the result of work financed by ICICI hereunder but the Proposer elects not to

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commercialise or license such products or processes, then ICICI reserves to itself the right to commercialise such products/processes through any other agency at their discretion. If so required by ICICI, the Proposer will execute a Disclaimer/Release Assignment in favour of ICICI or any other Agency as ICICI may direct.

L5
All monies due and payable by the Proposer to ICICI under or in terms of this Agreement shall be paid by Cheque or Bank Draft drawn in favour of ICICI or any other mode that may be acceptable to ICICI.

/stamp/ Embassy of India / Consular Division / Washington, D.C.

L6	This Agreement shall be construed and interpreted in accordance with the laws in India.

L7
The Proposer undertakes to comply with all applicable laws, rules and regulations as prevailing in India and United States of America as the case may be and will also apply and obtain all necessary licenses, consents and permits for the purposes of entering into and carrying out their obligations.

/stamp/ The embassy of India accepts no responsibility for the contents of this document.

L9	Notices, communications and reports shall be addressed to:

a.	The ICICI Limited
Technology Group
ICICI Towers, 8 th Floor, North Tower
Bandra (East)
Mumbai 400 051

b.	New Generation Motors Limited
44645, Guilford Drive,
Suite 201, Ashburn
Virginia 20147
U.S.A.

/stamp/ ICICI LTD.

M           EFFECTIVE DATE

M1
This Agreement shall come into force from the date of execution hereof and unless revoked or terminated by ICICI under section I hereinabove, this Agreement shall remain in force till all the obligations of the Proposer for making payments hereinabove are fully and effectively discharged. In the event of sooner termination or revocation, the obligations of the Proposer under this Agreement shall continue in favour of ICICI till the same are fully discharged by performance or payment by the Proposer as the case may be.

/stamp/ The embassy of India accepts no responsibility for the contents of this document.
/stamp/ Embassy of India / Consular Division / Washington, D.C.

IN WITNESS WHEREOF, the Proposer has caused its Common Seal to be affixed hereto and to a duplicate hereof on the day, month and year first hereinabove written and the ICICI has caused the same to be executed by the hand of authorised official of the ICICI as hereinafter appearing.

THE COMMON SEAL of New Generation Motors Corporation has pursuant to the Resolution of its Board of Directors passed in that behalf on the 11th date of September 2001. Hereunto been affixed in the presence of Nabih E. Bedewi President of the Company who has signed these presents in token thereof.
/stamp/ illegible. /s/ Nabih Bedewi

SIGNED AND DELIVERED BY THE ICICI LIMITED by the hand of Shri ___________________ an authorised official of ICICI.	/s/ illegible. /s/ illegible

/stamp/ WAS/ CONS/4181717 4205 S. No 4205 Seen in the Consular Section of the Embassy of India Washington, D.C., on this 30 day of Oct ~~19~~ 2001	/stamp/ (S.K. SHARMA) Attache (Consular) Embassy of India Washington, DC

/s/ illegible
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ANNEX A

Approved Budget

A.               Cost of the Project
Particulars	Amount (US $)
Prototype - components including material & labor	200,000
Specialised equipment	150,000
Soft tooling	200,000
Engineering manpower	700,000
Commercialisation	500,000
Contigency	150,000
1,900,000

B.              Means of Financing
Particulars	Amount (US $)
Funds from NGM and others	1,200,000
ICICI-TDC (Conditional grant)	700,000
1,900,000

/stamp/ The embassy of India accepts no responsibility for the contents of this document.
/stamp/ Embassy of India / Consular Division / Washington, D.C.

/stamp/ ICICI LTD.

ANNEX B

Schedule of fixed payment of royalty to ICICI

In US $
May 15, 2003	75,000
November 15, 2003	75,000

May 15, 2004	100,000
November 15, 2004	100,000

May 15, 2005	175,000
November 15, 2005	175,000

May 15, 2006	175,000
November 15, 2006	175,000

May 15, 2007	175,000
November 15, 2007	175,000
Total	1,400,000

Note:   The schedule shall be suitably revised in case the total amount of assistance to the Proposer is lower than the sanctioned amount.

/stamp/ The embassy of India accepts no responsibility for the contents of this document.
/stamp/ Embassy of India / Consular Division / Washington, D.C.

/stamp/ ICICI LTD.

ANNEX C

Procurement Source for Goods and Services
Financed under the Conditional Grant

A. Foreign Exchange Costs

The source and origin of goods and services to be financed in foreign exchange out of the Conditional Grant will be the United States (Code 000), except as ICICI may otherwise agree in writing.

B. Local Current Costs

The source and origin of local currency of goods and services to be financed out of the Conditional Grant in local currency (Indian Rupees) shall be India.

C. Transportation by air of Property and Persons

/stamp/ The embassy of India accepts no responsibility for the contents of this document.
/stamp/ Embassy of India / Consular Division / Washington, D.C.

The Conditional Grant will be available to defray cost of transportation of property and persons by air only when the air carriers holding United States Certification are used. For international travel, the transportation costs can be financed from the Conditional Grant only for economy class on U.S. flag air carrier. However, in the event of non-U.S. flag air carrier is selected, the Proposer will provide a certificate, which is essentially as follows:

"Certification of Unavailability of U.S. Flag Air Carriers"

I hereby certify that transportation service for personnel or property by certificated U.S. air carrier was unavailable for the following reasons:

It may be noted that passenger service by a certificated air carrier will be considered to be "unavailable"

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1.              When certificated air carriers offer only first class service and less than first class service is available from non-certificated air carrier, or

2.               When the traveller, while en route has to wait 6 hours or more to transfer to a certificated air carrier to proceed to the intended destination or

3.              When any flight by a certificated air carrier is interrupted by a stop anticipated to be 6 hours or more for refueling, reloading, repairs, etc., and no other flight by a certificated air carrier is available during the 6 hour period, or

4.               When by itself or in combination with other certificated or noncertificated air carriers (if certificated air carrier are "unavailable") it takes 12 or more hours longer from the original airport to the destination airport to accomplish the mission than would service by a non-certificated air carrier or carriers.

/stamp/ The embassy of India accepts no responsibility for the contents of this document.
/stamp/ Embassy of India / Consular Division / Washington, D.C.

5.               When the elapsed travel time on a schedule flight from original destination airports by noncertificated air carrier(s) would involve twice such scheduled travel time.

D. Contracting with Government Owned Organisations

Proposer will not utilise the Conditional Grant to contract/subcontract with government owned firms or Organisation (except public educational institutions) unless he/they can demonstrate to ICICI that the services to be rendered by such firms or organisation are not available by private sector firms and obtains prior permission from ICICI before executing the Contract.

The definitions of Source and Origin and other related terms relating the Procurement Source are as follows:

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Procurement Source - Definition

1.	Source and Origin
With respect to equipment and materials, "source" is the country from which such equipment and material is shipped to India or India itself if the equipment and materials are located therein at the time of purchase. However, where the equipment and materials re shipped to India from a free port or bonded warehouse in the form in which received therein, "source" means the country or territory from which the equipment or materials was shipped to such a free port or bonded warehouse. "Origin" is the country in which such equipment or materials is mined, grown or produced. A commodity is produced when though manufacturing, processing or assembly, a commercially recognised new commodity results that is substantially different in basic characteristics, or in purpose, or utility from its components.

/stamp/ The embassy of India accepts no responsibility for the contents of this document.
/stamp/ Embassy of India / Consular Division / Washington, D.C.

2.	Goods and Services
Goods are considered as a produced commodity. Services are primarily identified with professional, technical and procurement and construction service contracts. Services re also commodity-related such as insurance ocean freight and/or incidental services. Insurance means a policy of insurance including marine liability or any performance or other bond eligible for financing. Incidental services would be for such items as equipment installation and personal training in connection with equipment.

The application of "Source" and "Origin" criteria to the three types of commodity-related services is as follows. In the case of insurance, the "source" and "origin" is the country in which such insurance is placed. In case of incidental service the "source" and "origin" is the country to which the personnel or firm providing the services belong. In case of ocean freight the "source" and "origin" is the country of the flag registry of the vehicle.

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3.           Indigenous Goods
a.	Goods that have been mined, grown or produced in India though manufacture, processing or assembly are eligible for financing
b.
Goods produced with imported components, in order to qualify as indigenous, must result in a commercially recognised new commodity that is substantially different in basic characteristics or in purpose or utility from its components. Any imported component from a non-free world country makes the indigenous commodity ineligible for the Conditional Grant Financing.

4.	Shelf Item Procurement
Goods which are normally imported into India and kept in stock in form in which imported for commercial resale to meet a general demand in India shall be deemed to be of Indian source for purposes of financing under the Conditional Grant, subject to the following:

/stamp/ The embassy of India accepts no responsibility for the contents of this document.

a.	Shelf items imported from Code 941 countries
Shelf items are eligible for financing under the Conditional Grant if they have their origin in the United States or in a country included in Code 941.

/stamp/ Embassy of India / Consular Division / Washington, D.C.

b.	Shelf items Imported from Other Free World Sources

Shelf items having their source and origin in countries included in Geographic Code 899 (any area or country in the Free World), excluding the co-operating Country itself) but not in Geographic Code 941, are eligible for financing if the price of one unit does not exceed US$ 5,000. For goods sold by units of quantity, e.g. tons, barrels, etc., the unit to which the local currency equivalent of US$ 5,000 is applied is that which is customarily used in quoting prices.
c.	Shelf Items Imported from Non-Free World Sources
i.	Imported shelf items produced in or imported from countries not included in Geographic code 899 are ineligible for financing under the Conditional Grant.

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ii.	Any imported component from a non-free World country makes the imported shelf item ineligible for financing under the Conditional Grant.

Exceptions from certain of the above requirements are available if adequately justified to ICICI.

List of various Geographic Codes referred above are available with ICICI.

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